SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934


Filed by the Registrant   [X]

Filed by Party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Sec.240-11(c) or Sec.240.14a-12


                         THINKA WEIGHT-LOSS CORPORATION
      -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                         THINKA WEIGHT-LOSS CORPORATION
      -------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          ____________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
          ____________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ____________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ____________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ___________________________________

     2)   Form, Schedule or Registration No.:
          ___________________________________

     3)   Filing Party:
          ___________________________________

     4)   Date Filed:
          ___________________________________

                         THINKA WEIGHT-LOSS CORPORATION
                        18201 Von Karman Ave, Suite 1170
                            Irvine, California 92612
                                Tel. 949-975-0077


                          NOTICE OF SPECIAL MEETING OF
                   SHAREHOLDERS TO BE HELD SEPTEMBER 30, 2003



     Notice is hereby given that a Special Meeting of the Shareholders of Thinka Weight-Loss Corporation (the "Company") will be held at the Company's principal place of business at 18201 Von Karman Ave, Suite 1170, Irvine, California 92612, on September 30, 2003, at 10:00 a.m., for the following purposes:

     1. To approve an amendment to the Articles of Incorporation to change the name of the Company from Thinka Weight-Loss Corporation to TransWorld Benefits International, Inc.

     2. To approve an amendment to the Bylaws to permit action to be taken by the stockholders without a meeting by written consent of a majority of the stockholders.

     3. To approve an amendment to the Articles of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock.

     The Board of Directors has fixed the close of business on August 15, 2003, as the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Common stockholders are entitled to one vote for each share of common stock held. As of August 15, 2003, the Company had 22, 340,205 shares of voting stock issued and outstanding.

                         THINKA WEIGHT-LOSS CORPORATION


August 15, 2003          By: /s/ Charles C. Seven
                         ----------------------------------
                         Charles Seven,
                         Chief Executive Officer

                         THINKA WEIGHT-LOSS CORPORATION
                        18201 Von Karman Ave, Suite 1170
                            Irvine, California 92612
                                Tel. 949-975-0077


                                 PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of the Company for voting at the special meeting of shareholders to be held on September 30, 2003, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposal set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address set forth on page one or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about August 15, 2003. The cost of the solicitation will be borne by the Company.

     Only the holders of the Company's common stock, of which 22,340,205 are issued and outstanding (the "Voting Stock"), are entitled to vote at the meeting. Each share of Voting Stock is entitled to one vote, and votes may be cast either in person or by proxy. A quorum consisting of a majority of the shares entitled to vote is required for the meeting. The affirmative vote of the holders of a majority of the outstanding shares of the Company's Voting Stock is required to approve the change of the Company's name. The approval of the holders of a majority of shares of Voting Stock present at the meeting, in person or by proxy, is required to approve any other proposal to come before the meeting. As of August 15, 2003, the Company had 22,340,205 outstanding shares of Voting Stock held by approximately 44 shareholders of record.

     Shares of the Company's Voting Stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the special meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Brokerage firms will not have discretionary authority to vote these "street-name" shares with respect to the proposal to change the Company's name or to amend the Company's Bylaws. Abstentions and broker non-votes will have the same effect as votes against the approval of the matters to be voted upon at the meeting.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock:

--------------------------------------------------------------------------------------
NAME AND ADDRESS                                      AMOUNT AND NATURE       PERCENT
OF BENEFICIAL OWNER                                OF BENEFICIAL OWNERSHIP   OF CLASS
-------------------------------------------------  ------------------------  ---------
Flax-Flex Fabricators, Ltd.
and Charles C. Seven
28 Iris Town                                                   9,198,866(1)     41.55%
P.O. Box 15, Gibraltar
-------------------------------------------------  ------------------------  ---------
Ronald Robertson
18201 Von Karman Avenue, Suite 1170                              762,322(2)      3.44%
Irvine, California 92612
-------------------------------------------------  ------------------------  ---------
Farline Venture Corporation and William Iny
Suite 2100 - 1066 West Hastings Street                           5,721,435      25.84%
Vancouver, British Columbia
-------------------------------------------------  ------------------------  ---------
All Beneficial Owners of More than 5%, as a Group               11,132,623      50.28%
--------------------------------------------------------------------------------------

Footnotes  to  Table
--------------------
(1) Charles C. Seven controls the voting of 4,467,000 shares of Common Stock currently held by Flax-Flex Fabricators, Ltd. Mr. Seven has the right to purchase 1,000,000 shares of common stock and Flax-Flex Fabricators, Ltd. has the right to purchase 3,383,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Charles C. Seven does not exercise such rights, he will have 4,815,866 shares of Common Stock, which represents 21.75% of the currently issued and outstanding shares of stock.

(2) Mr. Robertson has the right to purchase 167,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Ronald Robertson does not exercise such right, he will have 595,322 shares of Common Stock, which represents 2.69% of the currently issued and outstanding shares of stock.

The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our Common Stock of each of the officers and directors of our Company, and the officers and directors of our Company as a group:

------------------------------------------------------------------------
NAME AND ADDRESS                        AMOUNT AND NATURE       PERCENT
OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP   OF CLASS
-----------------------------------  ------------------------  ---------
Charles C. Seven
18201 Von Karman Avenue, Suite 1170              9,198,866(1)     41.55%
Irvine, California 92612
-----------------------------------  ------------------------  ---------
Keith Romine
18201 Von Karman Avenue, Suite 1170                386,290(2)      1.74%
Irvine, California 92612
-----------------------------------  ------------------------  ---------
Ronald Robertson
18201 Von Karman Avenue, Suite 1170                762,322(3)      3.44%
Irvine, California 92612
===================================  ========================  =========
-----------------------------------  ------------------------  ---------
All Officers and Directors,
as a Group (3 people).                            10,347,478      46.73%
------------------------------------------------------------------------


Footnotes  to  Table
--------------------
(1) Charles C. Seven controls the voting of 4,467,000 shares of Common Stock currently held by Flax-Flex Fabricators, Ltd. Mr. Seven has the right to purchase 1,000,000 shares of common stock and Flax-Flex Fabricators, Ltd. has the right to purchase 3,383,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Charles C. Seven does not exercise such rights, he will have 4,815,866 shares of Common Stock, which represents 21.75% of the currently issued and outstanding shares of stock.

(2) Keith Romine has the right to purchase 50,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Mr. Romine does not exercise such right, he will own 336,290 shares of common stock, which represents 1.52% of the currently issued and outstanding shares of stock.

(3) Mr. Robertson has the right to purchase 167,000 shares of common stock from William Iny and Farline Venture Corp. on or before September 21, 2003, which amount is included in this table. If Ronald Robertson does not exercise such right, he will have 595,322 shares of Common Stock, which represents 2.69% of the currently issued and outstanding shares of stock.

                               CHANGES IN CONTROL

     (a)  Description of the Transaction Resulting in a Change in Control

On or about October 4, 2002, we entered into a Stock Purchase Agreement, dated October 4, 2002 (the "Acquisition Agreement"), with the following parties: (a) Transworld Benefits, Inc., a Nevada corporation; and (b) the following stockholders of Transworld Benefits, Inc.: (i) Flax-Flex Fabricators, Ltd., and
(ii) Ronald Robertson (collectively, the "Transworld Benefits Shareholders"). A copy of the Acquisition Agreement is attached as an exhibit to our Form 8-K filed with the Securities and Exchange Commission on February 14, 2003. You may obtain a copy free of charge by visiting the web site of the Securities and Exchange Commission at www.sec.gov, or upon written request to our company at the following address: Thinka Weight-Loss Corporation, Corporate Secretary, 18201 Von Karman Ave, Suite 1170, Irvine, California 92612.

Pursuant to the Acquisition Agreement, we issued 4,500,000 shares of our common stock, in the aggregate, to the stockholders of Transworld Benefits, in exchange for all of the outstanding common stock of Transworld Benefits, Inc. The acquisition closed effective on January 30, 2003.

As a result of the acquisition of Transworld Benefits, Inc., we underwent a change in control. We issued to the former owners of Transworld Benefits, Inc., collectively, 4,500,000 shares of our common stock out of a total of 19,034,600 shares of common stock issued and outstanding following the acquisition. Of that 4,500,000 shares of common stock issued, beneficial interest in 4,467,000 shares were issued to Flax-Flex Fabricators, Ltd. and 33,000 shares were issued to Ronald Robertson. As a result, the former owners of Transworld Benefits, Inc. became the owners of 23.64% of our issued and outstanding shares of common stock.

Several of our directors resigned prior to and without regard to the closing of the acquisition of Transworld Benefits, Inc. or any other transaction. On November 5, 2002, we accepted the resignations of George Lois, Stacy Lauridia and Louis A. Scarrone as officers and directors of the Company. On November 5, 2002, we appointed Derek Van Laare as a director and as President. On November 6, 2003, we accepted the resignation of Kathy Whyte as officer and director of the Company, and Derek Van Laare was appointed as Secretary and Treasurer to fill the vacancy caused by the resignation of Ms. Whyte. Effective as of August 11, 2003 Derek Van Laare resigned his appointment as a Director of Thinka Weight-Loss Corporation.

In connection with the acquisition of Transworld Benefits, Inc., we agreed to appoint the following persons as directors effective on or about February 15, 2003: (1) Charles C. Seven, and (2) Keith Romine. In addition, effective on January 30, 2003, we appointed Charles C. Seven as our Chief Executive Officer and President, Ronald Robertson as our Senior Vice President, and Keith Romine as our Treasurer and Secretary.

Except as set forth above, we are not aware of any arrangements the operation of which may at a subsequent date result in a change in control of our company.

Summary  of  Plan  of  Operation
--------------------------------

Through TransWorld Benefits, Inc. ("TWBI"), we plan to offer our unique Above and Beyond travelers' service plan options. In addition to travelers' sickness/accident benefits, these plan options include worldwide pre-qualified physician and hospital referrals, legal referrals, emergency translation services, and arrangements for emergency shipments of lost prescription medications and eyeglasses.

Exclusive to Above and Beyond, plan holders who die more than 100 miles from their home will be retrieved with dignity aboard private executive aircraft, from anywhere in the world. A single, toll-free phone call will start the process. Above and Beyond professional staff will handle the necessary arrangements, details and the required government documentation.

Above and Beyond also provides transportation for up to three family members or designees to retrieve and accompany the deceased home, based on space restrictions, aboard private executive aircraft and at no additional cost. The use of private executive aircraft is unique to our product compared to our competitors.

The benefits plans will be distributed by participating travel agents, insurance agents and brokers, and cemetery/funeral pre-need service providers. According to our plan, Above and Beyond retrieval services will be fully backed with a performance guarantee secured through an "A" rated Reinsurance company.

We also intend to provide worldwide executive air charter, air ambulance, medical evacuation and at-need private aircraft retrieval of the deceased.

Our management headquartered in Newport Beach, California is comprised of the following key executives from the executive aircraft, travel, cemetery/funeral and insurance industries. These executive are our four most-highly compensated executives, and three of these executives provide our company with experience in the three industries that we initially intend to market our products, the Insurance Industry, the Funeral Industry and the Aviation & Travel industry.

CHAIRMAN, PRESIDENT and CEO - Mr. Charles "Chuck" Seven was a founder of Insurance Systems Incorporated, a computer assisted insurance rating system. Mr. Seven also owned a fixed-base aviation operation specializing in charter, storage and maintenance with annual sales in excess of $10 million.

VICE-PRESIDENT, CEMETERY & FUNERAL SALES - Mr. Ronald P. Robertson has thirty years experience in the cemetery and funeral industry. From 1994 until recently held the position of Vice President of Sales for The Loewen Group out of Vancouver B.C., reporting directly to the C.O.O., and responsible for over $600 million in pre-need sales annually. Well known and respected in the industry as a speaker at various industry and state conventions, Mr. Robertson brings a firm foundation and credibility to TransWorld Benefit's Cemetery & Funeral division. He is a 1970 graduate of Ball State University and holds a B.S. in Psychology.

TREASURER AND CONTROLLER - Mr. Keith T. Romine has an extensive background in financial management, including having been the President of Hunter Engineering. His previous work experience includes being a Senior Systems Analyst for IBM and a Senior Audit Accountant with a certified public accounting firm. Mr. Romine is a graduate of Bradley University.

More information about our company and our plan of operation is set forth in our Form 10-QSB, filed with the Securities and Exchange Commission on June 24, 2003. A copy of our Form 10-QSB and other filings with the Securities and Exchange Commission may be obtained free of charge by visiting the web site of the Securities and Exchange Commission at www.sec.gov, or upon written request to our company at the following address: Thinka Weight-Loss Corporation, Corporate Secretary, 18201 Von Karman Ave, Suite 1170, Irvine, California 92612.

                                 PROPOSAL NO. 1
                                 --------------
                     AMENDMENT TO ARTICLES OF INCORPORATION
                            TO CHANGE COMPANY NAME TO
                     TRANSWORLD BENEFITS INTERNATIONAL, INC.

     Because the Company's subsidiary, Transworld Benefits, Inc., is the primary asset of the Company, the Company's Board of Directors has unanimously approved a resolution to change the name of the Company to "TransWorld Benefits International, Inc." The name change will be effected by an amendment to the Company's Articles of Incorporation, and will become effective upon the filing of a Certificate of Amendment with the Nevada Secretary of State in the form of Exhibit A to this proxy statement. This Proposal must be approved by holders of a majority of the Company's Voting Stock present at the meeting, in person or by proxy; if it is not so approved, the Company will consider other alternatives including the retention of its current name.

                                 PROPOSAL NO. 2
                                 --------------
  AMENDMENT TO BYLAWS TO PERMIT ACTION TO BE TAKEN BY THE STOCKHOLDERS WITHOUT A
          MEETING BY WRITTEN CONSENT OF A MAJORITY OF THE STOCKHOLDERS

     Section 13 of the Bylaws currently provides as follows:

     SECTION 13. ACTION WITHOUT MEETING. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders called in accordance with these Bylaws, or by the written consent of all stockholders.

     Our Board of Directors has approved the following amendment to the Bylaws by deleting the first and only sentence of Section 13 and replacing it with the following:

     SECTION 13. ACTION WITHOUT MEETING. No action shall be taken by the stockholders except at an annual or special meeting of the stockholders called in accordance with these Bylaws, or by the written consent of stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required by these Bylaws, the Articles of Incorporation or by law for such an action at a meeting, then that proportion of written consents shall be required.

     This Proposal must be approved by a majority of the Company's Voting Stock present at the meeting, in person or by proxy. If it is approved, it will become effective immediately. If it is not so approved, Section 13 of the current Bylaws will remain in effect.

                                 PROPOSAL NO. 3
                                 --------------
   AMENDMENT TO ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 5,000,000
                            SHARES OF PREFERRED STOCK

     Section 3 of the Articles of Incorporation currently provides as follows:

3.   SHARES: (NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE)

     Number  of  shares  with  par  value:  100  million  Par  Value $0.001  No.
                                            ------------             ------
without  par  value:  ______


     Our Board of Directors has approved the following amendment to the Bylaws by deleting the first and only sentence of Section 13 and replacing it with the following:

     "3. SHARES: The Corporation is hereby authorized to issue 100,000,000 shares of common stock with par value of $0.001 per share and 5,000,000 shares of preferred stock with par value of $0.001 per share. The Board of Directors is hereby authorized to designate one or more series of preferred stock and to designate the voting rights and other preferences of each series of preferred stock."

     At this time, we do not have any plans to issue preferred stock, but we will consider issuing such stock to potential investors. This Proposal must be approved by a majority of the Company's Voting Stock present at the meeting, in person or by proxy. If it is approved, it will become effective immediately.
If it is not so approved, Section 3 of the current Articles of Incorporation will remain in effect, and we will not be authorized to issue preferred stock.


                        AVAILABILITY OF FILINGS MADE WITH
                     THE SECURITIES AND EXCHANGE COMMISSION


     The Company's Annual Report on Form 10-KSB, its latest Quarterly Report on Form 10-QSB and its Current Reports on Form 8-K filed during the current fiscal year, will be sent to any shareholder of the Company upon request. Requests for a copy of these reports should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                         THINKA WEIGHT-LOSS CORPORATION
                                      PROXY

                This Proxy is Solicited by the Board of Directors

     The undersigned stockholder of Thinka Weight-Loss Corporation (the "Company") acknowledges receipt of the Notice of the Special Meeting of Shareholders, to be held September 30, 2003, 10:00 a.m. local time, at the Company's offices located at 18201 Von Karman Ave, Suite 1170, Irvine, California 92612, and hereby appoints Charles Seven and Keith Romine, each with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said Special Meeting of Shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

     (1) To approve an amendment to the Articles of Incorporation to change the name of the Company from Thinka Weight-Loss Corporation to TransWorld Benefits International, Inc.

               [  ]  FOR       [  ]  AGAINST        [  ]  ABSTAIN

     (2) To approve an amendment to the Bylaws to permit action to be taken by the stockholders without a meeting by written consent of a majority of the stockholders.

               [  ]  FOR       [  ]  AGAINST        [  ]  ABSTAIN

     (3) To approve an amendment to the Articles of Incorporation to authorize the issuance of 5,000,000 shares of preferred stock.

               [  ]  FOR       [  ]  AGAINST        [  ]  ABSTAIN


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEM 1.

                    Dated  this _______ day  of, _________________ 2003.

                    _________________________________
                          (Signature)

                    Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

                    Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

                    Return  this  Proxy  to:
                    PACIFIC  STOCK  TRANSFER

                    Tel:  702-361-3033
                    Fax:  702-433-1979